From:	Corporate Secretary

Sent:	Monday, April 09, 2012 8:30 AM

Subject:	PG&E Corporation: 2012 Proxy Statement

PG&E Corporation Institutional Investors:

The 2012 Joint Proxy Statement for PG&E Corporation and Pacific Gas and Electric Company was filed with the Securities and Exchange Commission on April 2, and is available on our website at http://www.pgecorp.com/investors/financial_reports/.

If you have any proxy-related questions or would like to discuss corporate governance issues with respect to PG&E Corporation, please contact us at CorporateSecretary@pge.com or (415) 267-7070.  We are committed to good corporate governance practices and are always interested in your views.

Thank you.

Linda Y.H. Cheng

Vice President, Corporate Governance and Corporate Secretary

PG&E Corporation